Exhibit 99.10(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: thomas.bisset@sutherland.com

August 22, 2014

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

RE:                          Protective Dimensions Variable Annuity

Post-Effective Amendment No. 11

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 (File No. 333-176657) by Protective Life Insurance Company and Protective Variable Annuity Separate Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset